CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (333-68894) of CNB Financial Corporation of our report dated February 25, 2005 related to the consolidated balance sheets of CNB Financial Corporation as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2004, which report is included in this Form 10-K.

/s/    Crowe Chizek and Company LLC

Cleveland, Ohio

March 15, 2005